EXHIBIT 21.1

SUBSIDIARIES OF UPBOUND GROUP, INC.
AS OF DECEMBER 31, 2025

Acima Credit Solutions HoldCo, LLC, a Delaware limited liability company
Acima Credit Solutions, LLC, a Delaware limited liability company
Acima Digital, LLC, a Utah limited liability company
Acima Holdings, LLC, a Utah limited liability company
Acima Leasing Canada, Ltd., an Ontario Canada corporation
Acima Operaciones Mexico S. de R.L. de C.V., a México S. de R.L. de C.V.
Braveheart Acquisition, LLC, a Delaware limited liability company
Bridge IT, Inc., a Delaware corporation
Get It Now, LLC, a Delaware limited liability company
Legacy Insurance Co., Ltd., a Bermuda limited company
RAC Acceptance East, LLC, a Delaware limited liability company
RAC Mexico Holdings I, LLC, a Delaware limited liability company
RAC Mexico Holdings II, LLC, a Delaware limited liability company
Rent-A-Center, LLC, a Delaware limited liability company
Rent-A-Center East, Inc., a Delaware corporation
Rent-A-Center Franchising International, Inc., a Texas corporation
Rent-A-Center International, Inc., a Delaware corporation
Rent-A-Center Texas, L.L.C., a Nevada limited liability company
Rent-A-Center Texas, L.P., a Texas limited partnership
Rent-A-Center West, Inc., a Delaware corporation
Upbound Mexico, S. de R.L. de C.V., a México S. de R.L. de C.V.
Upbound Mexico Operaciones S. de R.L. de C.V., a México S. de R.L. de C.V.